UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Gladstone Capital Corporation
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Gladstone Capital Announces Conference Call Date to Discuss Items in this Year’s Proxy

Gladstone Capital Corp. (NASDAQ: GLAD) (the “Company”) announced today that the Company plans to hold a conference call Friday, January 25, 2008 at 8:30 am ET to explain proposals in this year’s proxy. Besides the regular items of electing directors and ratifying the independent auditors, there is a list of changes to the investment policies to be discussed as well as the approval to offer options to buy stock to potential investors (but not to management). These are important changes that will provide more flexibility to grow the company. The company wishes to ensure shareholders understand the changes and is having a conference call so that shareholders have an opportunity to ask questions.

Please call 877-407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

The conference call replay will be available two hours after the call and will be available through February 25, 2008. To hear the replay, please dial 877-660-6853 and use Access Code 286 and ID code 271475.

The live audio broadcast of Gladstone Capital’s conference call will be available online at www.GladstoneCapital.com and www.investorcalendar.com. The online replay will follow shortly after the call.

Gladstone Capital is a specialty finance company that invests in debt securities consisting primarily of senior term loans, second lien loans, and senior subordinate loans in small and medium sized businesses. For more information please visit our website at www.GladstoneCapital.com.

For further information contact Investor Relations at 703-287-5893.

This press release may include statements that may constitute “forward-looking statements,” including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk factors” of the Company’s Form 10-K for the Fiscal Year Ended September 30, 2007, as filed with the Securities and Exchange Commission on December 3, 2007. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.